CUSIP No.	[None]
Exhibit 99.1
AGREEMENT
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.
EXECUTED this 19th day of February, 2010.

LACUNA HEDGE FUND LLLP

By:	Lacuna Hedge GP LLLP, its general partner
By:	Lacuna, LLC, its general partner

/s/ Wink Jones

Wink Jones, Managing Director

LACUNA HEDGE GP LLLP

By:	Lacuna, LLC, its general partner

/s/ Wink Jones

Wink Jones, Managing Director

LACUNA, LLC

/s/ Wink Jones

Wink Jones, Managing Director

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